QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-92981 on Form S-4 and Registration Statement Nos. 333-101518, 333-60768, 333-5493, 333-26785, 333-69811, 333-69813, 333-87279 and 333-35534 on Form S-8 of our reports dated March 31, 2006, relating to the consolidated financial statements of SOURCECORP, Incorporated and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of SOURCECORP, Incorporated for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP

Dallas, Texas
March 31, 2006

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM